INVESTOR RELATIONS: Quicksilver Resources Inc. Diane Weaver (817) 665-4834	MEDIA RELATIONS: Ward Creative Communications Deborah Ward Buks (713) 869-0707 Shelley Eastland (713) 468-5304

FOR RELEASE AFTER MARKET CLOSE

August 3, 2004

Quicksilver Resources Announces Second Quarter 2004 Results

FORT WORTH, TEXAS (August 3, 2004) -- Quicksilver Resources Inc. (NYSE: KWK) today announced net income for second quarter 2004 of $7.5 million on revenues of $42 million, or $0.15 per diluted share. The company's second quarter 2003 net income was $1.1 million on revenues of $33.1 million, or $0.03 per diluted share.

Net income for the first six months of 2004 was $13.4 million on revenue of $81.8 million, or $0.27 per diluted share. This compares to first six months 2003 net income of $5.2 million on revenue of $70.6 million or $0.12 per diluted share. First six months 2003 net income included a charge of $2.3 million related to the cumulative effect of implementing an accounting change or $0.05 per diluted share. For the six-month period ended June 2004, net cash from operating activities, as presented in the attached Condensed Consolidated Statement of Cash Flows, was $40.5 million, as compared to net cash from operating activities of $23.7 million for the same period in 2003.

Production

Natural gas production for the second quarter of 2004 was 9.4 billion cubic feet (Bcf), or 103 million cubic feet per day (Mmcf/d), versus production of 8.1 Bcf for the same period in 2003, with an average of 89 Mmcf/d. The price realized for the company's gas production in the second quarter of 2004 averaged $3.71 per thousand cubic feet (Mcf), compared to the $3.30 per Mcf received in the same period of 2003. Natural gas, including natural gas liquids, comprised 90 percent of the company's total production in the second quarter of 2004.

Crude oil production for the 2004 second quarter was 185,000 barrels, or 2,032 barrels per day, as compared to 212,000 barrels of production in the second quarter of 2003. Oil prices realized for the second quarter of 2004 averaged $32.62 per barrel versus $24.01 per barrel for the prior year second quarter.

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Natural gas liquids production for the second quarter 2004 was 33,000 barrels versus 27,000 barrels in the second quarter of 2003. The price realized for natural gas liquids averaged $22.85 per barrel in the second quarter of 2004, compared to the average of $28.57 per barrel realized in the second quarter of 2003.

Operations Update

Drilling operations are on target as Quicksilver has drilled year-to-date 198 net wells of a planned 400 total for 2004. Operations in Canada were hampered by heavy rains which restricted movement of heavy equipment and delayed completion and connection of wells to sales lines.

Canadian production continued to increase and was 1.8 Bcf for the second quarter. Through its Canadian subsidiary, MGV Energy Inc. (MGV), Quicksilver has drilled 152 net wells to date in 2004, and an additional 131 wells are planned for the remainder of 2004, utilizing six drilling rigs.

Quicksilver has drilled 42 wells in its fractured shale plays in Michigan and Indiana and two wells in the Prairie du Chien in Michigan thus far in 2004. In the Barnett Shale area southwest of Fort Worth, Quicksilver's net acreage now exceeds 135,000 acres, and its operations are progressing with two wells drilled and currently being completed. With one rig running for the remainder of the year, Quicksilver is currently planning to drill another eight wells in the Barnett Shale prior to the end of the year.

Glenn Darden, Quicksilver's president and chief executive officer, commented on the company's production.

"We are moving ahead on our development drilling projects and the results in the field are meeting our expectations. The Canadian production tie-ins have been slowed by wet weather, but we will catch up in the third and fourth quarters. Quicksilver's Barnett drilling has kicked-off, and we are excited about accelerating this program. The company will be very busy for the remainder of the year."

Conference Call

Quicksilver invites interested persons to participate in the second quarter call by dialing (877) 313-7932, ID number 8618456 between 9:50 and 9:55 a. m. CDT on Wednesday, August 4, 2004. A digital replay of the conference call will be available at 1:00 p. m. CDT the same day, and will remain available for one week. The replay can be dialed at (800) 642-1687 and reference should be made to the conference ID number 8618456. The call will also be broadcast live via Internet webcast on the company's website, www.qrinc.com, linking through the "Investor Relations" page and the "Presentations & Conference Calls" link.

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About Quicksilver

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil production company engaged in the development and acquisition of long-lived producing natural gas and crude oil properties. The company, widely recognized as a leader in the development and production of unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas, is listed on the New York Stock Exchange (KWK). It has U.S. offices in Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, MGV Energy Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

FINANCIAL HIGHLIGHTS FOLLOW
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The statements in this press release regarding projections of revenues or income or reserves or similar items, such as statements pertaining to future revenues, future capital expenditures, future cash flows, future operations or results, and other statements that are not historical facts, are forward looking statements. Such statements involve risks of declining oil and gas prices, competition for prospects, possible increases in lifting costs, and other factors detailed in the company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Production:
Natural gas (MMcf)	9,392	8,075	18,615	16,729
Oil (MBbls)	185	212	371	427
NGL (MBbls)	33	27	69	61
Total (MMcfe)	10,700	9,506	21,256	19,661

United States (MMcfe)	8,864	9,020	17,722	18,765
Canada (MMcfe)	1,836	486	3,534	896
Total (MMcfe)	10,700	9,506	21,256	19,661

Average Daily Production:
Natural gas (Mcfd)	103,211	88,731	102,281	92,426
Oil (Bbld)	2,032	2,331	2,038	2,361
NGL (Bbld)	364	292	380	339
Total (Mcfed)	117,586	104,467	116,793	108,625

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$ 4.83	$ 4.46	$ 4.73	$ 4.83
Oil (per Bbl)	$ 35.75	$ 25.07	$ 32.63	$ 27.35
NGL (per Bbl)	$ 22.85	$ 28.57	$ 23.83	$ 24.00
Total (per Mcfe)	$ 4.93	$ 4.42	$ 4.79	$ 4.78

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$ 3.71	$ 3.30	$ 3.64	$ 3.44
Oil (per Bbl)	$ 32.62	$ 24.01	$ 30.27	$ 24.59
NGL (per Bbl)	$ 22.85	$ 28.57	$ 23.83	$ 24.00
Total (per Mcfe)	$ 3.89	$ 3.41	$ 3.80	$ 3.54

Expense per Mcfe:
Production cost	$ 1.25	$ 1.19	$ 1.27	$ 1.09
Production taxes	$ 0.21	$ 0.22	$ 0.22	$ 0.24
General and administrative expenses	$ 0.31	$ 0.23	$ 0.28	$ 0.21
Depletion, depreciation and amortization	$ 0.91	$ 0.78	$ 0.89	$ 0.77

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share data -- Unaudited

	June 30,	December 31,
	2004 (a)	2003 (a)
ASSETS
Current assets
Cash and cash equivalents	$ 5,946	$ 4,116
Accounts receivable	20,939	26,247
Current deferred income taxes	12,575	11,760
Inventories and other current assets	7,152	7,588
Total current assets	46,612	49,711

Investments in and advances to equity affiliates	8,982	9,173

Properties, plant and equipment -- net ("full cost")	672,057	604,576

Other assets	2,357	3,474
	$ 730,008	$ 666,934

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 319	$ 339
Accounts payable	18,791	17,954
Accrued derivative obligations	36,649	34,577
Accrued liabilities	24,948	27,644
Total current liabilities	80,707	80,514

Long-term debt	296,190	249,097

Derivative obligations	-	9,662

Asset retirement obligations	18,712	15,135

Deferred income taxes	77,910	70,710

Stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
1 share issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000 and 80,000,000 shares
authorized 52,277,859 and 52,045,726 shares issued, respectively	523	520
Paid in capital in excess of par value	195,498	194,246
Treasury stock of 2,568,611 and 2,578,904 shares, respectively	(10,258)	(10,299)
Accumulated other comprehensive income	(17,743)	(17,683)
Retained earnings	88,469	75,032
	256,489	241,816
	$ 730,008	$ 666,934

(a) Share and per share amounts have been adjusted to reflect a two-for-one stock split during June 2004. Treasury shares were not affected by this split.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except for per share data -- Unaudited

For the Three Months Ended			For the Six Months Ended
June 30, (a)			June 30, (a)
	2004	2003	2004	2003
Revenues
Oil, gas and related product sales	$ 41,600	$ 32,457	$ 80,724	$ 69,544
Other revenue	380	638	1,033	1,067
Total revenues	41,980	33,095	81,757	70,611
Expenses
Oil and gas production costs	15,658	13,444	31,663	26,077
Other operating costs	372	343	662	781
Depletion, depreciation and accretion	9,714	7,381	18,819	15,182
General and administrative	3,353	2,172	6,009	4,206
Total expenses	29,097	23,340	57,153	46,246

Income from equity affiliates	289	347	580	653

Operating income	13,172	10,102	25,184	25,018

Other income-net	(23)	(59)	(93)	(34)
Interest expense	3,630	8,235	7,042	13,127

Income before income taxes and cumulative effect of change in accounting principle	9,565	1,926	18,235	11,925
Income tax expense	2,065	817	4,798	4,404

Net income before cumulative effect of change in accounting principle	7,500	1,109	13,437	7,521
Cumulative effect of change in accounting principle, net of tax	-	-	-	2,297

Net income	$ 7,500	$ 1,109	$ 13,437	$ 5,224

Basic net income per common share:
Net income before cumulative effect of accounting change	$ 0.15	$ 0.03	$ 0.27	$ 0.18
Cumulative effect of accounting change, net of tax	-	-	-	(0.06)
Net income	$ 0.15	$ 0.03	$ 0.27	$ 0.12

Diluted net income per common share:
Net income before cumulative effect of accounting change	$ 0.15	$ 0.03	$ 0.27	$ 0.17
Cumulative effect of accounting change, net of tax	-	-	-	(0.05)
Net income	$ 0.15	$ 0.03	$ 0.27	$ 0.12

Weighted average common shares outstanding
Basic	49,700	42,327	49,650	42,267
Diluted	50,737	43,243	50,635	43,210

(a) Share and per share amounts have been adjusted to reflect a two-for-one stock split during June 2004. Treasury shares were not affected by this split.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands-Unaudited

	For the Six Months Ended
	June 30,
	2004	2003
Operating activities:
Net income	$ 13,437	$ 5,224
Charges and credits to net income not affecting cash
Cumulative effect of accounting change, net of tax	-	2,297
Depletion, depreciation and accretion	18,819	15,182
Deferred income taxes	4,608	4,294
Recognition of unearned revenues	-	507
Income from equity affiliates	(580)	(653)
Non-cash gain from hedging activities	(355)	(1,189)
Amortization of deferred loan costs	616	2,022
Other	(2)	(38)
Changes in assets and liabilities
Accounts receivable	5,016	(700)
Inventory, prepaid expenses and other	533	(1,157)
Accounts payable	837	(4,260)
Accrued liabilities and other	(2,397)	2,179
Net cash from operating activities	40,532	23,708

Investing activities:
Development and exploration costs and other property additions	(87,333)	(54,002)
Purchase of Voyager Compression Services assets	-	(684)
Distributions and advances from equity affiliates -- net	771	860
Proceeds from sale of assets	82	71
Net cash used for investing activities	(86,480)	(53,755)

Financing activities:
Notes payable, bank proceeds	47,000	97,000
Principal payments on long-term debt	(154)	(53,804)
Deferred financing costs	-	(1,360)
Issuance of common stock, net of issuance costs	932	543
Net cash from financing activities	47,778	42,379

Net increase in cash and cash equivalents	1,830	12,332

Cash and cash equivalents at beginning of period	4,116	9,116

Cash and cash equivalents at end of period	$ 5,946	$ 21,448